Exhibit 99.1

MEDIA RELEASE

Fisher Communications Reports First Quarter 2012 Financial Results

SEATTLE, WA - (MARKETWIRE) - May 3, 2012 - Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the first quarter ended March 31, 2012.

Fisher's consolidated revenue was $33.9 million, down 10% from the first quarter of 2011. Excluding Fisher Plaza revenues from the first quarter of 2011, Fisher's consolidated revenue was essentially flat compared to the first quarter of 2011. A 9% increase in Developing Media revenue and an 8% increase in retransmission revenue helped TV net revenue performance.

Broadcast revenue declined primarily due to lower national advertising spending in certain categories, including pharmaceutical, financial services and tourism, as well as the non-renewal of a long running radio joint sales agreement. This was offset by increases in retail and automotive categories. While political revenue was higher than the prior year, the Company did not receive meaningful dollars in the first quarter as is typical in Fisher markets during even-numbered years.

The Company reported a net loss of $1.9 million, or $0.21 per share, in the first quarter, compared to a net loss of $1.7 million, or $0.20 per share, in the first quarter of 2011.

Broadcast cash flow increased 25% to $6.2 million, which reflects the Company's continued focus on expense management.

Direct operating, selling, general and administrative and programming expenses for the first quarter of 2012 decreased 5%, or $1.7 million, from the first quarter of 2011, primarily due to savings related to the non-renewal of a radio joint sales agreement, a reduction in bad debt expense and program amortization expenses. Last year's first quarter also included expenses related to the Company's 2011 proxy contest and savings related to the Company's revised vacation policy.

In connection with the sale of Fisher Plaza in the fourth quarter of 2011, the Company leased-back its existing space in Fisher Plaza for its Seattle operations and corporate headquarters. Accordingly, the Company incurred rent expense of $1.3 million during the quarter.

EBITDA was $0.2 million in the first quarter of 2012, a decrease of $2.5 million from the same period in 2011. Adjusted EBITDA (excluding Plaza rent expense in 2012 and Plaza EBITDA in 2011) was $1.5 million in the first quarter of 2012, an increase of $1.0 million from the same period in 2011. First quarter 2012 EBITDA included $1.3 million of Fisher Plaza rent expense and last year's first quarter EBITDA included $2.2 million of Plaza EBITDA.

Commenting on the Company's financial performance, Fisher President and Chief Executive Officer Colleen B. Brown stated, "Through the strength of our broadcast stations and innovative digital platforms, Fisher is able to expand its demographic reach and deliver its valuable news, information and content to multiple screens. We believe Fisher remains well positioned for strong station performance and audience share growth. These are the fundamentals that differentiate Fisher from its competitors and will continue to make the Company a leader in redefining the future of local media.

"Our first quarter results reflect a soft national marketplace. Despite this, our stations continued to outperform the market in both audience share and revenue growth during the quarter, which are especially important as political spending begins its expected acceleration as we get closer to the fall elections.  We believe the quality of our programming, the popularity of our award winning journalism teams and the growth of our developing media program provides Fisher a solid foundation to deliver long-term growth."

Highlights for the First Quarter of 2012

(All financial comparisons are made to the first quarter of 2011 unless otherwise noted.)

Television:
    Net TV revenue stayed flat at $29.1 million.
    Retransmission consent revenue increased 8% to $3.6 million.
    Advertising increased in key categories, including Automotive, Professional Services and Retail, which grew 4%, 2%, and 11%, respectively.
    Political revenue (net) increased 490% to $519,000.
    TV cash flow increased $0.6 million to $5.3 million; TV cash flow margin was 18.1%, up from 16.0%.
    Developing Media revenue grew 9% to $1.3 million. Total Developing Media revenue, including multiplatform internet related revenue (which is reported in TV core net advertising revenue) was 6% of TV net revenue for both the first quarter of 2012 and 2011.
    Developing Media page views were up 19% and unique visitors were up 38% in March 2012 compared to March 2011.
    Fisher stations were recently recognized for their quality journalism with 80 Emmy nominations, six Golden Mic Awards, two Associated Press Mark Twain Awards and six Edward R. Murrow Awards, including for Overall Excellence and Best Newscast for KOMO Newsradio.

Radio:
    Radio net revenue decreased 3% to $4.7 million.
    Radio cash flow grew $611,000 to $872,000 and Radio cash flow margin improved to 18.4% from 5.4%.

Balance Sheet and Liquidity:
    Cash, short-term and long term-investments were $90.3 million at quarter-end, compared to $176.5 million at the end of 2011. Cash used in operating activities of $19.8 million consists of $1.9 million of cash generated from operations offset by $21.7 million in estimated 2011 tax payments, net of refunds received. During the quarter, the Company used its strong cash position to redeem its remaining outstanding senior notes, making the Company debt-free. In addition, Fisher invested $4.4 million in capital expenditures related to digital equipment. All of the Company's short-term and long-term investments are in U.S. Treasuries.

First Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-783-2139; confirmation code 33064920. A live audio webcast of the call will be accessible to the public on Fisher's Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 33988672.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Broadcast cash flow and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

Television and radio cash flow are calculated as television and radio segment income (loss) from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and non-convergence Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.

EBITDA is calculated as income (loss) from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; proxy related costs; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; Plaza fire reimbursements, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Fisher Plaza rent expense and Plaza EBITDA. Plaza EBITDA is calculated as Plaza segment income (loss) from operations.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 3 owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "intends," "anticipates," "could," or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, future political advertising spending, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which we have filed with the Securities and Exchange Commission.

Contacts:

Sard Verbinnen & Co

Paul Kranhold or Ron Low

(415) 618-8750

Robin Weinberg

(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	March 31,		%
(in thousands, except per-share amounts)	2012	2011	change
Revenue	$ 33,932	$ 37,552	(10%)
Operating expenses
Direct operating costs	16,656	17,674	(6%)
Selling, general and administrative expenses	14,554	14,750	(1%)
Amortization of broadcast rights	2,457	2,970	(17%)
Depreciation and amortization	1,757	2,658	(34%)
Gain on sale of real estate, net	(373)	-	n/a
Plaza fire reimbursements, net	-	(78)	100%
Total operating expenses	35,051	37,974	(8%)
Loss from continuing operations	(1,119)	(422)	(165%)
Loss on extinguishment of senior notes, net	(1,482)	(110)
Other income, net	30	80
Interest expense	(266)	(2,247)
Loss from continuing operations before income taxes	(2,837)	(2,699)
Benefit for income taxes	(973)	(980)
Loss from continuing operations, net of income taxes	(1,864)	(1,719)
Loss from discontinued operations, net of income taxes	-	(8)
Net loss	$ (1,864)	$ (1,727)

Net loss per share (basic and diluted):
From continuing operations	$ (0.21)	$ (0.20)
From discontinued operations	-	-
Net loss per share (basic and diluted)	$ (0.21)	$ (0.20)

Weighted average shares outstanding basic and diluted)	8,847	8,809

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$ 6,829	$ 143,017
Short-term debt security investments	47,641	33,481
Receivables, net	27,074	32,402
Income taxes receivable	1,434	117
Deferred income taxes, net	1,825	1,825
Prepaid expenses and other	3,051	3,062
Broadcast rights	4,529	6,789
Total current assets	92,383	220,693
Restricted cash	3,599	3,594
Long-term debt security investments	35,865	-
Cash surrender value of life insurance and annuity contracts	17,486	17,278
Goodwill, net	13,293	13,293
Intangible assets, net	40,249	40,307
Other assets	4,428	5,006
Deferred income taxes, net	3,349	3,367
Assets held for sale	564	658
Property, plant and equipment, net	39,859	40,921
Total assets	$ 251,075	$ 345,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$ -	$ 61,834
Accounts payable	2,507	3,754
Accrued payroll and related benefits	4,363	4,660
Interest payable	-	1,556
Broadcast rights payable	4,093	6,541
Income taxes payable	95	21,468
Current portion of accrued retirement benefits	1,302	1,302
Other current liabilities	5,849	8,708
Total current liabilities	18,209	109,823
Deferred income	9,390	10,036
Accrued retirement benefits	20,490	20,525
Other liabilities	2,843	2,688
Total liabilities	50,932	143,072
Total stockholders' equity	200,143	202,045
Total liabilities and stockholders' equity	$ 251,075	$ 345,117

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow

(Unaudited)

	Three months ended March 31,
(in thousands)	2012	2011
Operating activities
Net loss	$ (1,864)	$ (1,727)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,757	2,658
Deferred income taxes, net	18	10
Loss on extinguishment of senior notes, net	594	110
Loss in operations of equity investees	44	50
Loss on disposal of property, plant and equipment, net	11	34
Gain on sale of real estate, net	(373)	-
Amortization of deferred financing fees	19	91
Amortization of deferred gain on sale of Fisher Plaza	(190)	-
Amortization of debt security investment premium	74	-
Amortization of non-cash contract termination fee	(365)	(365)
Amortization of broadcast rights	2,457	2,970
Payments for broadcast rights	(2,651)	(3,193)
Stock-based compensation	451	300
Change in operating assets and liabilities, net
Receivables	5,328	2,904
Prepaid expenses and other	12	(682)
Cash surrender value of life insurance and annuity contracts	(207)	2,214
Other assets	37	10
Accounts payable, accrued payroll and related
benefits and other current liabilities	(815)	(1,675)
Interest payable	(1,556)	(2,197)
Income taxes receivable and payable	(22,691)	(272)
Accrued retirement benefits	(2)	18
Other liabilities	117	(158)
Net cash provided by (used in) operating activities	(19,795)	1,100
Investing activities
Investment in equity investee	(9)	(4)
Purchase of debt security investments	(82,733)	-
Proceeds from sale of debt security investments	7,628	-
Proceeds from maturity of debt security investments	25,000	-
Purchase of property, plant and equipment	(4,445)	(743)
Proceeds from sale of real estate	570	-
Net cash used in investing activities	(53,989)	(747)
Financing activities
Repurchase of senior notes	(61,834)	(2,685)
Repurchase of common stock	(86)	-
Shares settled on vesting of stock rights	(437)	(349)
Excess tax benefit from exercise of stock awards	-	72
Payments on capital lease obligations	(47)	(44)
Net cash used in financing activities	(62,404)	(3,006)
Net decrease in cash and cash equivalents	(136,188)	(2,653)
Cash and cash equivalents, beginning of period	143,017	52,945
Cash and cash equivalents, end of period	$ 6,829	$ 50,292

Fisher Communications, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliations

(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from continuing operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2012	2011

Loss from continuing operations	$ (1,119)	$ (422)

Adjustments:
Amortization of broadcast rights	2,457	2,970
Payments for broadcast rights	(2,651)	(3,193)
Depreciation and amortization	1,757	2,658
Stock-based compensation	451	300
Loss on disposal of property, plant and equipment, net	11	34
Gain on sale of real estate, net	(373)	-
Plaza fire reimbursements, net	-	(78)
Proxy related costs	45	774
Amortization of non-cash benefit resulting from change in national advertising representation firm	(365)	(365)

EBITDA (Non-GAAP)	$ 213	$ 2,678

Fisher Plaza rent expense	1,271	-
Plaza EBITDA	-	(2,201)

Adjusted EBITDA (Non-GAAP)	$ 1,484	$ 477

The following table provides a reconciliation of television segment income (loss) from continuing operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2012	2011

Television segment income from continuing operations	$ 5,079	$ 4,655

Less:
Amortization of broadcast rights	2,457	2,970
Payments for broadcast rights	(2,651)	(3,193)
Net trade and non-convergence developing media loss	394	221
Television broadcast cash flow (Non-GAAP)	$ 5,279	$ 4,653

Television broadcast cash flow as a percentage of television segment revenue	18.1%	16.0%

Television segment revenue	$ 29,159	$ 29,101

The following table provides a reconciliation of radio segment income (loss) from continuing operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2012	2011

Radio segment income from continuing operations	$ 798	$ 172

Less:
Net trade loss	74	89

Radio broadcast cash flow (Non-GAAP)	$ 872	$ 261

Radio broadcast cash flow as a percentage of radio segment revenue	18.4%	5.4%

Radio segment revenue	$ 4,733	$ 4,859

The following table provides television segment net revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2012	2011	Change
Core advertising (local and national)	$ 22,214	$ 22,751	(2%)
Political	519	88	490%
Developing media	1,282	1,178	9%
Retransmission	3,577	3,302	8%
Trade, barter and other	1,567	1,782	(12%)
Television segment net revenue	$ 29,159	$ 29,101	0%
Television segment net revenue, excluding political	$ 28,640	$ 29,013	(1%)

The following table provides radio segment net revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2012	2011	Change
Core adverting (local and national)	$ 4,458	$ 4,616	(3%)
Political	40	33	21%
Trade, barter and other	235	210	12%
Radio segment net revenue	$ 4,733	$ 4,859	(3%)
Radio segment net revenue, excluding political	$ 4,693	$ 4,826	(3%)